                                                                                                                                                        Exhibit 99.1

For Information
Brent A. Collins
303-861-8140

FOR IMMEDIATE RELEASE

SM ENERGY TO PRESENT AT BANK OF AMERICA MERRILL LYNCH GLOBAL ENERGY CONFERENCE

DENVER, November 4, 2010 – SM Energy Company (NYSE: SM) today announces that Tony Best, President and CEO, will be presenting at the Bank of America Merrill Lynch Global Energy Conference on Friday, November 12, 2010 at 8:00 am Eastern time.  A webcast of the presentation will be available on the Company’s website at sm-energy.com.  The Company’s presentation slides will also be available on its website prior to the presentation.

ABOUT THE COMPANY

SM Energy Company, formerly named St. Mary Land & Exploration Company, is an independent energy company engaged in the exploration, exploitation, development, acquisition, and production of natural gas and crude oil. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at sm-energy.com.